Exhibit 10.9

AGCO CORPORATION

EXECUTIVE NONQUALIFIED DEFINED CONTRIBUTION PLAN

(EFFECTIVE July 31, 2015)

SECTION 1
Purpose and Administration

1.1    Name of Plan. AGCO Corporation hereby adopts this AGCO Corporation Executive Nonqualified Defined Contribution Plan, as set forth herein.
1.2    Effective Date of Plan. The Plan is established effective July 31, 2015. This document sets forth the terms of the Plan and also serves as the summary plan description within the meaning of Section 102 of ERISA.
1.3    Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Participating Employers. The Plan is intended to be a top-hat plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and is intended to comply with Code Section 409A. The Company intends that the Plan (and each Trust, if any, established under the Plan as described in Section 13.2) shall be treated as unfunded for purposes of Title I of ERISA and the Code. The Plan is not intended to be tax-qualified within the meaning of Code Section 401(a).
A Participating Employer’s obligations hereunder, if any, to a Participant (or to a Participant’s beneficiary) shall be unsecured and shall be a mere promise by the Participating Employer to make payments hereunder in accordance with the terms of the Plan. A Participant (and, if applicable, the Participant’s beneficiary) shall be treated as a general unsecured creditor of the applicable Participating Employer for purposes of the Plan.
1.4    Administration. The Plan shall be administered by the Plan Administrative Committee.

(a)
Authority. The Plan Administrative Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Administrative Committee shall have the following powers and duties:

(i)	To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

(ii)	To interpret the Plan and to decide all questions concerning the Plan;

(iii)	To designate persons eligible to participate in the Plan;

(iv)	To determine the amount and the recipient of any payments to be made under the Plan;

(v)	To designate and value any investments deemed held in Plan Accounts;

(vi)	To vest all or any portion of a Participant’s Account, to the extent not vested previously;

(vii)	To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

(viii)	To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.
Subject to paragraph (b) below, all decisions made by the Plan Administrative Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

(b)
Authority of Board of Directors. Notwithstanding anything in this Plan to the contrary, the Board at all times shall have the power to make determinations with respect to the Plan as it shall elect to make.

(c)
Delegation of Duties. The Plan Administrative Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Administrative Committee, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

(d)
Expenses. All expenses incurred in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Plan Administrative Committee in connection with the administration of the Plan, shall be paid by the Participating Employers.

(e)
Indemnification of Plan Administrative Committee. The Participating Employers agree to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Plan Administrative Committee, and each employee of a Participating Employer or any of their affiliated companies appointed by the Plan Administrative Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, so long as such act or omission is in good faith. The foregoing shall in no way limit the right of any member of the Plan Administrative Committee or employee to indemnification or reimbursement or the right to have, or receive payments from, insurance beyond that provided by the Plan.

(f)
Liability. To the extent permitted by law, neither the Plan Administrative Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person’s own willful misconduct or gross negligence.

SECTION 2
Definitions

For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:
2.1    Account. “Account” means the bookkeeping account or sub-accounts maintained under the Plan for the Participant in accordance with Section 7.1.
2.2    Affiliate. “Affiliate” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company and any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Company, except in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under the definition of "controlled group of corporations" and "common control."
2.3    Annual Incentive Compensation. “Annual Incentive Compensation” means the gross annual bonus or other incentive compensation paid to the Participant during the applicable Plan Year or, if Participant was not a Participant for the full Plan Year, the portion of the Plan Year in which the Participant was a Participant, pursuant to the applicable Participating Employer’s annual bonus or incentive plan, policy or program, whether or not written, which is designated by the Plan Administrative Committee to be taken into account to determine the Employer Contribution to be credited to the Participant’s Account for the applicable Plan Year. Notwithstanding the foregoing, if the Annual Incentive Compensation relates to a Plan Year in which the Participant was not a Participant for the full Plan Year, the amount of the Participant’s Annual Incentive Compensation to be taken into account for the Plan Year in which it is paid will equal the Annual Incentive Compensation multiplied by a fraction, the numerator of which is the number of days in the Plan Year to which the Annual Incentive Compensation relates on which the Participant was a Participant in the Plan and the denominator of which is the number of days in such Plan Year.
2.4    Base Salary. “Base Salary” means, with respect to a Participant for a Plan Year, the Participant’s regular base salary or wages paid to the Participant during such Plan Year, or, if the Participant was not a Participant for the full Plan Year, the portion of the Plan Year in which the Participant was a Participant, including any amounts of such base salary or wages that the Participant may have elected to defer under a salary or wage reduction agreement and which are not includible in the Participant’s gross income under Code Sections 125, 132(f)(4), 401(k), 402(a)(8), 402(h) or 403(b), and excluding (whether or not includible in gross income) overtime pay, reimbursements or other expense allowances, moving expenses, bonuses, incentive compensation, equity-based compensation, deferred compensation, welfare benefits, fringe benefits, severance pay and other such amounts.
2.5    Board. “Board” means the Board of Directors of AGCO Corporation.

2.6    Change in Control. “Change in Control” means any one of the following (determined in accordance with Code Section 409A):

(a)
The date that any one person, or more than one person acting as a group, acquires (including through the formation of a group) ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (not including where any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, acquires additional stock).

(b)
The date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, or a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board (who are not affiliated with such replacement directors) prior to the date of the appointment or election of such new directors.

(c)
The date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to or more than forty-percent (40%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions unless the assets are transferred to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect solely to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company.

Notwithstanding any of the foregoing, however, in no event shall any transaction or event constitute a “Change in Control” for purposes of this Plan unless the transaction or event constitutes a change in ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A of the Code.
2.7    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

2.8    Company. “Company” means AGCO Corporation or any successor company that adopts this Plan.
2.9    Eligible Executive. “Eligible Executive” means an employee of a Participating Employer who the Plan Administrative Committee determines meets the following requirements:

(a)
who is (i) employed by the Company or an Affiliate organized under the laws of the United States of America and working in the United States of America or (ii) employed by an Affiliate organized under the laws of a jurisdiction outside the United States of America but working in the United States of America on a global assignment and no longer participating in the person’s home country Company or Affiliate-sponsored retirement plan; and

(b)	whose position is at the Vice President, Senior Vice President or higher level; but excluding

(c)	any employee who is or was a Participant in the AGCO Corporation Executive Nonqualified Pension Plan as first effective in 2000 and as subsequently amended.
2.10    Employer Contribution. “Employer Contribution” means the contribution deemed credited to a Participant’s Account pursuant to Section 4.1.
2.11    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.
2.12    Participant. “Participant” means an Eligible Executive who is designated by the Plan Administrative Committee to participate in the Plan.
2.13    Participating Employer. “Participating Employer” means the Company and any of its Affiliates whose Eligible Employees the Plan Administrative Committee designates for participation in the Plan, or any of their successors.
2.14    Plan. “Plan” means this AGCO Corporation Executive Nonqualified Defined Contribution Plan, as may be amended from time to time hereafter.
2.15    Plan Administrative Committee. “Plan Administrative Committee” means the Compensation Committee of the Board or such other committee appointed or designated by the Board to administer the Plan.
2.16    Plan Compensation. “Plan Compensation” means, with respect to each Participant, the sum of the Participant’s Base Salary and Annual Incentive Compensation for the applicable Plan

Year or, if the Participant was not a Participant for the full Plan Year, the portion of the Plan Year in which the Participant was a Participant.
2.17    Plan Year. “Plan Year” means the calendar year.
2.18    Savings Plan Benefit. “Savings Plan Benefit,” for each Plan Year, means the annual amount attributable to employer matching contributions that the Participant could have received for the Plan Year under the AGCO Corporation 401(k) Savings Plan, calculated as if the Participant had made the maximum elective deferrals permitted under the AGCO Corporation 401(k) Savings Plan (determined without regard to any required refund of elective deferrals required under Code Section 401(k)(3)) during the applicable Plan Year, provided the Participant was eligible to participate in the AGCO Corporation 401(k) Savings Plan for such Plan Year, regardless of whether or not the Participant actually received such matching contribution under the AGCO Corporation 401(k) Savings Plan. Notwithstanding the foregoing, if the Participant was not a Participant in the Plan for the full Plan Year, the Participant’s Savings Plan Benefit for that Plan Year will equal the Savings Plan Benefit as described herein multiplied by a fraction, the numerator of which is the number of days in the Plan Year on which the Participant was a Participant in the Plan and the denominator of which is the number of days in the Plan Year.
2.19    Separation from Service or Separate from Service. A Participant will be considered to Separate from Service if he or she dies, retires, or otherwise has a termination of employment with the Company and its Affiliates, where the facts and circumstances indicate that the Company and its Affiliates and the Participant reasonably anticipate that no further services will be performed after a certain date or that the level of services the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to less than fifty-percent (50%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36)-month period (or the full period of service to the Company and its Affiliates if the Participant has been providing services to the Company and its Affiliates less than thirty-six (36) months), subject to the following:

(a)
For this purpose, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or, if longer, so long as the individual’s right to reemployment with the Company and its Affiliates is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six (6)-month period.

(b)
The determination of whether a Participant has separated from service shall be determined based on the facts and circumstances in accordance with the rules set forth in Code Section 409A and the regulations thereunder.

2.20    Totally Disabled or Total Disability. A Participant shall be considered to be “Totally Disabled” if he or she meets any one of the following requirements:

(a)
The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(b)
The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of a Participating Employer.

(c)	The Participant is determined to be totally disabled by the Social Security Administration.

(d)
The Participant is determined to be totally disabled under any disability program covering employees of the Participating Employer (including the Participant), provided the definition of total disability under such program complies with any of the definitions under (a), (b) or (c) above.

2.21    Valuation Date. “Valuation Date” means each business day the financial markets are open, unless the deemed underlying investment requires a less frequent valuation.
2.22    Other Definitions. In addition to the terms defined in this Section 2, other terms are defined when first used in Sections of this Plan.

SECTION 3
Eligibility and Participation

3.1    Eligible Executives. Only Eligible Executives of a Participating Employer shall be eligible to participate in the Plan. Participation is limited to a select group of management or highly compensated employees of the Company and its Affiliates.
3.2    Participation.

(a)	An Eligible Executive shall become a Participant in the Plan as of the date designated by the Plan Administrative Committee.

(b)
An Eligible Executive shall only be a Participant under this Plan while he or she is employed by a Participating Employer and qualifies as an Eligible Executive. If an employee subsequently ceases to be an Eligible Executive after becoming a Participant, he or she shall remain a Participant under the Plan only to the extent of any existing Account balance but shall receive no further Employer Contributions. By way of example and not of limitation, if an Eligible Executive terminates employment with the Company and its Affiliates but continues to provide services as a consultant or other independent contractor, that individual is no longer an Eligible Executive and will remain a Participant only to the extent of any existing Account balance but shall receive no further Employer Contributions. Under the foregoing circumstances, however, payment of the Participant’s Account may only commence on a Separation from Service. If such individual again becomes an Eligible Executive, he or she will only again become a Participant as of the date designated by the Plan Administrative Committee.

(c)
An Eligible Executive who incurs a Separation from Service but is subsequently re-hired will only become a Participant upon re-hire if again designated by the Plan Administrative Committee. Notwithstanding the foregoing, the payment of the Participant’s Account will continue as set forth herein upon a Separation from Service even if the Participant is re-hired and again commences participation in the Plan.

(d)
Notwithstanding the foregoing, the Plan Administrative Committee may remove a Participant from participation in the Plan on a prospective basis, such that no further Employer Contributions will be credited to the Participant’s Account, and the Participant shall remain a Participant under the Plan only to the extent of any existing Account balance.

SECTION 4
Employer Contributions

4.1    Employer Contribution.

(a)	No Participant may contribute or defer any amounts to the Plan.

(b)
Except as set forth below, for each Plan Year, the Participating Employer shall credit to the Account of each Participant employed by that Participating Employer with an Employer Contribution, no later than thirty (30) days after the end of the Plan Year, in the following amounts:

(i)
for Participants at the Vice President level, the amount equal to (A) eight percent (8%) (or such greater percentage as the Plan Administrative Committee may designate) of the Participant’s Plan Compensation for the Plan Year or, if the Participant was not a Participant for the full Plan Year, the portion thereof in which the Participant was a Participant in the Plan, minus (B) the Participant’s Savings Plan Benefit for the Plan Year; and

(ii)
for Participants at the Senior Vice President level or greater, the amount equal to (A) ten percent (10%) (or such greater percentage as the Plan Administrative Committee may designate) of the Participant’s Plan Compensation for the Plan Year or, if the Participant was not a Participant for the full Plan Year, the portion thereof in which the Participant was a Participant in the Plan, minus (B) the Participant’s Savings Plan Benefit for the Plan Year.

For a Participant whose position changes during the Plan Year, whether from Vice President to Senior Vice President or greater or from Senior Vice President or greater to Vice President, the Employer Contribution for such Participant will be calculated separately for the portions of the Plan Year during which the Participant was entitled to different levels of an Employer Contribution, and the Participant’s Employer Contribution for the Plan Year will be the sum of the Employer Contributions calculated for each respective portion of the Plan Year.

(c)
Notwithstanding the foregoing, the Plan Administrative Committee may elect to not make an Employer Contribution to a Participant’s Account for the applicable Plan Year or may reduce the amount of such Employer Contribution for the applicable Plan Year, provided the Plan Administrative Committee exercises such discretion, prior to the beginning of the applicable Plan Year, with respect to all of the Participants within the class of Eligible Executives to which the Plan Administrative Committee intends to exercise such discretion and then notifies the Participants no later than thirty (30) days thereafter that no such Employer Contributions, or a reduced level of Employer Contributions, will be made for the applicable Plan Year.

(d)
The Plan Administrative Committee also may elect to credit a Participant’s Account with additional Employer Contributions, as the Plan Administrative Committee may elect, and such additional Employer Contributions need not be made to other Participants. No Participant shall have any right to receive any additional Employer Contributions under this Section 4.1(d).

(e)	The Participant’s Employer Contribution will be credited to the Participant’s Account as of the last Valuation Date of the Plan Year to which the Employer Contribution relates.
4.2    Vesting of Employer Contribution.

(a)
Except as otherwise provided in Section 4.2(b) below or otherwise specified by the Participating Employer at the time of credit to the Account of the Participant, the Employer Contributions credited to a Participant’s Account shall be vested in full on and after the time the Participant has been a Participant in the Plan and eligible to be credited Employer Contributions from the first day of Participant’s participation in the Plan through the fifth (5th) anniversary of such date.

(b)	Notwithstanding the foregoing vesting schedule:

(i)
the Participating Employer may specify a different vesting schedule for an Employer Contribution for any particular Plan Year than described above or provide that the Employer Contribution for any particular Plan Year is fully vested at the time credited to the Account of the Participant; and

(ii)
the balance credited to a Participant’s Account shall become fully vested if the Participant remains continuously employed by a Participating Employer and a Participant in the Plan eligible to be credited Employer Contributions, until his or her death, Total Disability, or the occurrence of a Change in Control.

4.3    Forfeiture. A Participant’s unvested Account balance shall be forfeited upon the occurrence of the payment event related to the Participant’s Account or at the time the Participant’s Account can no longer become vested under any circumstances.

SECTION 5
Account(s)

5.1    Participant’s Account(s). The Company shall establish and maintain a separate bookkeeping account (and/or sub-accounts) in the name of each Participant. Such account (or sub-accounts) shall be credited or charged with (a) Employer Contributions credited to such Account (or sub-accounts); (b) income, gains, losses, and expenses of investments deemed held in such Account (or sub-accounts); and (c) distributions from such Account (or sub-accounts).
5.2    Investment of Accounts.
(a)    The amount credited to a Participant’s Account (or sub-accounts) shall be deemed to earn a rate of return equal to the 10 (ten) year Treasury Constant Maturity rate for US Treasury 10 (ten) Year Notes, or such other deemed rate of return as the Plan Administrative Committee may establish from time to time on a going-forward basis, set annually on the last business day of the calendar year. The rate of return amount is credited to the Account (or sub-account) monthly as of the last calendar day of each calendar month until the date of, or immediately preceding the date of, payment of the Account (or sub-account).
(b)    The Participant’s Account(s) (or sub-accounts) shall be credited with earnings and charged with losses, expenses and distributions, at the times the Plan Administrative Committee shall designate (but no less frequently than monthly and through the day of the calendar month immediately preceding the date of payment of the Account (or sub-accounts)). Investment returns deemed earned on the Participant’s Account(s) shall be paid to the Participant at the same time and in the same manner as the Account itself.

SECTION 6
Distribution of Account(s)

6.1    Distribution Upon Separation from Service.

(a)
Time and/or Form of Payment. Except as otherwise set forth below, payment of a Participant’s vested Account(s) will be made in a single lump sum on the first day of the seventh (7th) calendar month following the Participant’s Separation from Service.

(b)	Amount of Payment. The amount of the lump sum payment will be equal to the value of Participant’s vested Account(s) as of the Valuation Date immediately preceding the date of payment.
6.2    Death.

(a)
In the event that a Participant Separates from Service by reason of his or her death, or dies after his or her Separation from Service and prior to receiving payment of his or her Account(s), the balance credited to his or her vested Account(s) will be distributed to the Participant’s designated beneficiary at the time and in the form set forth above.

6.3    Distribution Upon Change in Control. Notwithstanding the foregoing, the balance of the Participant’s vested Account(s) will be paid upon the occurrence of a Change in Control, in a single lump sum payment within sixty (60) days after the Change in Control. The amount of the lump sum payment will be equal to the value of the Participant’s Account as of the Valuation Date immediately preceding the date of the Change in Control.
6.4    Designated Beneficiary.

(a)
The Participant may name a beneficiary or beneficiaries to receive the balance of the Participant’s Account in the event of the Participant’s death prior to the payment of the Participant’s Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrative Committee in accordance with rules and procedures adopted by the Plan Administrative Committee for that purpose.

(b)
A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrative Committee. The latest beneficiary designation received by the Plan Administrative Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrative Committee prior to the Participant’s death.

(c)
If no beneficiary is named by a Participant, or if the Participant survives all of the Participant’s named beneficiaries and does not designate another beneficiary, the Participant’s Account shall be paid in the following order of precedence:

(i)    The Participant’s spouse;
(ii)    The Participant’s children (including adopted children) per stirpes; or
(iii)    The Participant’s estate.
6.5    Cash Payments. Payment of the Participant’s vested Account(s) will be made in cash subject to applicable tax withholdings.

SECTION 7
Forfeiture of Benefits

7.1    Forfeiture of Account. Notwithstanding anything in this Plan to the contrary, if the Plan Administrative Committee, in its sole discretion, determines that

(a)	the Participant’s employment with the Participating Employer has been terminated for Cause; or

(b)
if at any time prior to payment, the Participant has breached any of his or her post-employment obligations, including, but not limited to, any restrictive covenants or obligations under any agreement and general release, then the Plan Administrative Committee may cause the balance of the Participant’s Account (whether vested or otherwise) to be forfeited and discontinued without any payment to the Participant or Participant’s beneficiary.
7.2    Definition of Cause. “Cause” has the same meaning as defined in any employment, service or similar agreement between the Company or an Affiliate and the Participant, except if no such agreement exits, or the agreement does not contain any such term or similar concept, Cause means the Participant’s fraud, dishonesty, or willful violation of any law or significant policy of the Participating Employer that is committed in connection with the Participant’s employment by or association with the Company or Affiliate. Whether a Participant has been terminated for Cause shall be determined by the Plan Administrative Committee in its sole discretion, which shall be binding and conclusive on all parties.
Regardless of whether a Participant’s employment initially was considered to be terminated (whether by the Participating Employer or the Participant) for any reason other than Cause, the Participant’s employment will be considered to have been terminated for Cause for purposes of this Plan if the Plan Administrative Committee subsequently determines that the Participant engaged in an act constituting Cause.
7.3    Binding Decision. The decision of the Plan Administrative Committee to forfeit the Participant’s Account(s) shall be final. The omission or failure of the Plan Administrative Committee to exercise this right at any time shall not be deemed a waiver of its right to exercise such right in the future. The exercise of discretion will not create a precedent in any future cases.

SECTION 8
Claims Procedures

8.1    Initial Filing. All claims for benefits under the Plan shall be submitted, in writing, to the Plan Administrative Committee on forms prescribed by the Plan Administrative Committee and must be signed by the Participant or, in the case of a death benefit, by Participant’s Beneficiary or legal representative. Any Participant or Beneficiary who disputes the amount of his or her entitlement to Plan benefits must file a claim in writing within one hundred eighty (180) days of the date the payment is due. Failure by the Participant or Beneficiary to submit such claim within such time periods shall bar the Participant or Beneficiary from any claim for benefits under the Plan as the result of the occurrence of such event or the failure to make such payment. In no event shall the Participant or other claimant be entitled to challenge a decision of the Plan Administrative Committee with respect to a claim unless and until the claims procedures herein have been complied with and exhausted. Each claim shall be approved or disapproved by the Plan Administrative Committee within ninety (90) days of the Plan Administrative Committee’s receipt of each such claim. However, if special circumstances require an extension of time for the Plan Administrative Committee to process the claim, the ninety (90) day period may be extended for an additional ninety (90) days. Prior to the termination of the initial ninety (90) day period, the Plan Administrative Committee shall provide the claimant with a written notice setting forth the reason for the extension. The notice shall indicate the special circumstance requiring the extension of time and the date by which the Plan Administrative Committee expects to render the benefit determination.
8.2    Notice on Denial. In the event any claim (or benefit) is denied in whole or in part, the Plan Administrative Committee shall, within the time period described in Section 8.1 above, notify the claimant in writing of such denial and of the claimant’s right to a review by the Plan Administrative Committee and shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial; including specific references to the Plan provisions on which the denial is based; descriptions of, and reasons for, any material or information necessary for the claimant to perfect his claim for review; and an explanation of the Plan’s review procedure and time limits applicable to such procedures, including the claimant’s right to bring civil action following an adverse benefit determination on review.
8.3    Appeal Rights. Any person whose application is denied in whole or in part may appeal to the Plan Administrative Committee for a review of such denial. Such appeal shall be made by submitting to the Plan Administrative Committee, within sixty (60) days of the receipt of initial denial, a written statement requesting a review of such denial and setting forth the grounds on which such appeal is made and any issues or comments which the claimant deems pertinent to his application. The claimant shall have the opportunity to submit written comments, documents and records relating to the claim and shall have reasonable access to and copies of documents and records relevant to the claim, upon request and free of charge. The Plan Administrative Committee shall make an independent determination of the claimant’s eligibility for benefits within sixty (60) days of such appeal and shall give written notice to the claimant of its determination on review within such time period. If there are special circumstances requiring an extension of time for processing, a decision shall be rendered within one hundred twenty (120) days after receipt of the request for review. If an extension of time is required, the Plan

Administrative Committee will provide the claimant with written notification of the special circumstances involved and the date by which the Plan Administrative Committee expects to render a final decision. The decision of the Plan Administrative Committee on any appeal for benefits shall be final and conclusive. If a claimant’s request is wholly or partially denied on review, the Plan Administrative Committee must give written notice to the claimant that contains the specific reasons for the denial, the Plan provisions on which the denial is based, a description of the Plan’s claim review procedures and the time limits applicable thereto, including the claimant’s right to bring civil action.
8.4    Disability Claim. Notwithstanding the claims procedure set forth in Sections 8.1, 8.2 and 8.3 above, the following claims procedure shall apply for any claim based on a Disability.

(a)
Initial Disability Claim Review. If a Participant applies for a benefit under the Plan based on a Total Disability, and in the event a claim for benefits is wholly or partially denied by the Plan Administrative Committee, the Plan Administrative Committee shall, within a reasonable period of time, but no later than forty-five (45) days after receipt of the claim, notify the claimant in writing of the denial of the claim. This forty-five (45) day period may be extended up to thirty (30) days if such an extension is necessary due to matters beyond the control of the Plan, and the claimant is notified, prior to the expiration of the initial forty-five (45) day period, of the circumstances requiring the extension of time and the date by which the Plan Administrative Committee expects to render a decision. If, prior to the end of the first thirty (30) day extension period, the Plan Administrative Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Plan Administrative Committee notifies the claimant, prior to the expiration of the first thirty (30) days extension period, of the circumstances requiring the extension and the date as of which the Plan Administrative Committee expects to render a decision. In the case of any extension, the notice of extension also shall specifically explain the standards on which entitlement to a benefit upon Total Disability is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information, if any.

(b)
Denial of Disability Claim. If the Plan Administrative Committee denies the claim for a Total Disability benefit in whole or in part, the claimant shall be provided with written notice of the denial stating the specific reason for the denial; reference to the specific Plan provisions on which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan’s review procedures (as set forth below) and the time limits applicable to such procedures, including the claimant’s right to bring civil action following an adverse benefit determination. If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion shall be provided to the claimant free of charge, or the claimant shall be informed that such rule, guideline, protocol, or other criterion shall be provided free of charge upon request.

(c)
Appeal of Denied Disability Claim. If the claim for a Total Disability benefit is denied in full or in part, the claimant shall have the right to appeal the decision by sending a written request for review to the Plan Administrative Committee within one hundred eighty (180) days of his receipt of the claim denial notification. The claimant may submit written comments, documents, records, and other information relating to his or her claim for benefits. Upon request, the claimant shall be provided free of charge and reasonable access to, and copies of, all documents, records and other information relevant to his claim.

(d)
Review of Appealed Disability Claim. Upon receipt of the claimant’s appeal of the denial of his claim, the Plan Administrative Committee shall conduct a review that takes into account all comments, documents, records, and other information submitted by the claimant or his authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial benefit determination and shall be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The Plan Administrative Committee shall consult a medical professional who has appropriate training and experience in the field of medicine relating to the claimant’s disability and who is neither consulted as part of the initial denial nor is the subordinate to such individual and shall identify the medical or vocational experts whose advice is obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decisions. If a claim is denied due a medical judgment, the Plan Administrative Committee will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The healthcare professional consulted will not be the same person consulted in connection with the initial benefit decision (nor be the subordinate of that person). The decision on review also will identify any medical or vocational experts who advised the Company’s benefits department in connection with the original benefit decision, even if the advice was not relied upon in making the decision.

(e)
Timing of Review on Appeal. The Plan Administrative Committee shall notify the claimant of its determination on review within a reasonable period of time, but generally not later than forty-five (45) days after receipt of the request for review, unless the Plan Administrative Committee determines that special circumstances require an extension of time for processing the claim. If the Plan Administrative Committee determines that an extension of time for processing is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial forty-five (45) day period. In no event shall such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring extension of time and the date by which the Plan Administrative Committee expects to render the determination on review.

(f)
Denial on Appeal. If the Plan Administrative Committee denies the claim on appeal, it shall notify the claimant in a manner to be understood by him of the specific reason or reasons for the adverse determination; reference to the specific Plan provisions on which the adverse determination is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his claim; and a statement indicating the claimant’s right to file a lawsuit upon completion of the claims procedure process. If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion shall be provided free of charge, or the claimant may be informed that such rule, guideline, protocol, or other criterion shall be provided free of charge upon request.

8.5    Time to File Suit. The Participant or other claimant shall only have ninety (90) days from the date of receipt of the Plan Administrative Committee’s final decision on review in which to file suit regarding a claim for benefits under the Plan. If suit is not filed within such ninety (90) days, it shall be forever barred. The parties, including the Participant, (i) agree that they will not file any action arising out of any claims under this Plan other than in the United States District Court for the Northern District of Georgia and (ii) consent to personal jurisdiction and venue solely within such forum and waive all possible objections hereto. The Plan Administrative Committee’s decisions made hereunder shall be final and binding on all interested parties.

SECTION 9
Amendment or Termination of the Plan

9.1    Authority to Amend. The Plan Administrative Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part, with respect to any Participants or beneficiaries, whether or not payments have commenced to such Participants or beneficiaries. Notwithstanding the foregoing, no amendment, termination, or suspension of the Plan will affect a Participant’s right to receive vested amounts previously credited under the Plan or fail to be in compliance with Section 409A of the Code.
9.2    Termination of Plan. In the event the Plan is terminated and liquidated in accordance with the requirements described in Treasury Regulation Section 1.409A-3(j)(4)(ix), the Plan Administrative Committee shall distribute the remaining amounts in Participants’ Accounts at such times and in such ways as the Plan Administrative Committee, in its sole discretion, may deem appropriate and in compliance with Section 409A of the Code. Any such termination will be binding on all Participants and their beneficiaries, but in no event may such termination and liquidation reduce the amounts credited previously to the Participants’ Accounts, and, if the Plan is terminated and liquidated, the Participants’ Accounts will be vested in full (if not vested in full previously).

SECTION 10
Unfunded Plan; Change in Control

10.1    Unfunded Plan. Nothing in this Plan shall be construed as giving any Participant, or his or her legal representative or designated beneficiary, any claim against any specific assets of the Company or any Affiliate or as imposing any trustee relationship upon the Company or any Affiliate in respect of the Participant. The Participating Employers shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. Investments deemed held in the Accounts shall continue to be a part of the general funds of the applicable Participating Employers, and no individual or entity other than the Participating Employer shall have any interest whatsoever in such funds. If and to the extent that the Participant or his or her legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the applicable Participating Employer.
10.2    Rabbi Trust. The Participating Employers may establish a trust (or trusts) for the purpose of providing funds for the payment of the amounts credited to Participants under the Plan subject to the following rules:

(a)
Such trust(s) shall be an irrevocable grantor trust containing provisions which are the same as, or are similar to, the provisions contained in the model “rabbi trust” set forth in Internal Revenue Service Revenue Procedure 92-64 (or any successor guidance issued by the IRS). The terms of the trust shall contain such provisions as may be necessary so that the Plan will be considered “unfunded” for purposes of ERISA and the Code.

(b)
The Participating Employers may make contributions to the trust(s) equal to the amount of the Employer Contributions following the date on which such contributions are credited to Participants’ Accounts. Notwithstanding the foregoing, however, no contributions may be made to any trust during any “restricted period” within the meaning of Section 409A(b)(3) of the Code.

(c)	The Participating Employers shall pay all costs relating to the establishment and maintenance of the trust(s) and the investment of funds held in such trust(s).

(d)
The assets and income of such trust shall be subject to the claims of the general creditors of the Participating Employers in the event of bankruptcy or insolvency. The establishment of such a trust shall not affect the Participating Employer’s liability to pay benefits hereunder except that any such liability shall be offset by any payments actually made to a Participant under such a trust. None of the assets of the trust may be restricted to pay benefits under the Plan in connection with any change in the financial health of the Participating Employer or within any time period prohibited by Section 409A(b)(3).

(e)
In the event such a trust is established, the amount to be contributed thereto shall be determined by the Participating Employer and the investment of such assets shall be made in accordance with the trust document.

(f)
Participants shall have no direct or secured claim in any asset of the trust or in specific assets of the Participating Employer and will have the status of general unsecured creditors of the Employer for any amounts due under this Plan.

(g)	All assets of the trust shall be held in the United States unless otherwise permitted under Code Section 409A(b).
10.3    Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, if the Participating Employer previously established a trust (or trusts) prior to the Change in Control, and such trust (or trusts) remain in effect, the Participating Employers then shall, as soon as practicable, but in no event later than the date of the Change in Control, make an irrevocable contribution to the trust(s) established pursuant to Section 10.2 in an amount that is sufficient to pay the total amount credited to all Accounts under the Plan as of the date of the Change in Control with respect to which such trust (or trusts) were established.

SECTION 11
Miscellaneous Provisions

11.1    Acceleration or Delay of Payments Permitted Under Code Section 409A.

(a)
Acceleration of Payments. The Plan Administrative Committee may, its discretion, accelerate the payment of all or a portion of a Participant’s vested Account prior to the time specified in this Plan to the extent such acceleration is permitted by Treasury Regulation Section 1.409A-3(j)(4). Such permitted accelerations shall include payments to comply with domestic relations orders, payments to comply with conflicts of interest laws, payment of employment taxes, payment upon income inclusion under Code Section 409A, and/or such other circumstances as are permitted by Section 409A and the Treasury Regulations thereunder.

(b)
Delay of Payments. The Plan Administrative Committee may, in its discretion, delay the payment of all or a portion of a Participant’s Account in such circumstances as may be permitted under Code Section 409A provided the Participant consents to such further delay.

11.2    Benefits Non-Assignable. Benefits under the Plan may not be anticipated, assigned or alienated, and will not be subject to claims of a Participant’s creditors by any process whatsoever, except as specifically provided in this Plan or by the Plan Administrative Committee in its sole discretion.
11.3    Right to Withhold Taxes. The Participating Employers shall have the right to withhold such amounts from any payment under this Plan, and from any payments of the Participant’s Base Salary or Annual Incentive Compensation, as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements relating to the Plan. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, the Plan Administrative Committee may elect to withhold such amounts from Participant’s Account(s) to pay any relevant employment taxes on any amounts deferred under the Plan and to pay required income tax withholding as the result of the payment of such employment taxes from the Participant’s Account(s). However, the total payment taken from the Participant’s Account(s) may not exceed the aggregate of the employment taxes and income tax withholding related to such employment taxes.
11.4    No Right to Continued Employment. Neither the Plan, nor any action taken under the Plan, shall confer upon any Participant any right to continuance of employment by the Company or any of its Affiliates nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate any Participant’s employment at any time for any reason.
11.5    Mental or Physical Incompetency. If the Plan Administrative Committee determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, as established by a court of competent jurisdiction, the Plan Administrative

Committee may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Administrative Committee and the Participating Employer.
11.6    Unclaimed Benefit. Each Participant shall keep the Plan Administrative Committee informed in writing of his or her current address and the current address of his or her beneficiary. The Plan Administrative Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrative Committee within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If, within one additional year after such three (3) year period has elapsed, or, within three years after the actual death of a Participant, the Plan Administrative Committee is unable to locate any designated beneficiary of the Participant, then the Participating Employer shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.
11.7    Suspension of Payments. If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Plan Administrative Committee, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Plan Administrative Committee’s satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.
11.8    Governing Laws. The provisions of the Plan shall be construed, administered and enforced according to applicable Federal law and the laws of State of Georgia.
11.9    Severability. The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provision and the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.
11.10    No Other Agreements or Understandings. This Plan represents the sole agreement between the Participating Employers and Participants concerning its subject matter, and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between or among the parties concerning its subject matter.
11.11    Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant, beneficiary or any other person for any failure to comply with Section 409A of the Code. This Plan shall constitute an “account balance plan” as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A). Additionally, notwithstanding any other provision of the Plan, if at any time when the Company has any stock publicly traded on an established securities market or otherwise, a Participant who is a “specified employee” within the meaning of Section 409A of the Code would be entitled to a distribution under the Plan upon a Separation from Service, then any payment otherwise scheduled to be made in the six months after the date of Participant’s Separation from Service (or, if earlier, until the date of death of the Participant) shall be made in a lump sum on the first day of the seventh (7th) calendar month following the date of the Participant’s Separation from Service (or if earlier, the date of death of the Participant) to the extent required by Section 409A of the Code.
For purposes of the Plan, “specified employee” means a Participant who is (i) an officer of the Company or any Affiliate having annual compensation greater than $135,000 (as adjusted for inflation after 2005), (ii) a five-percent owner of the Company or (iii) a one-percent owner of the Company having annual compensation greater than $150,000. For purposes of this definition, no more than 50 employees (or, if lesser, the greater of 3 or 10 percent of the employees) shall be treated as officers. Participants who (i) normally work less than 17½ hours per week, (ii) normally work not more than six months during any year, (iii) have not attained age 21 or (iv) are included in a unit of employees covered by an agreement which the Secretary of Labor defines to be a collective bargaining agreement between employee representatives and the Company or any Affiliate (except as otherwise provided in the Code) shall be excluded for purposes of determining the number of officers. For purposes of the Plan, the term “five-percent owner” (“one-percent owner”) means any person who owns more than five percent (one percent) of the outstanding stock of the Company or stock possessing more than five percent (one percent) of the total combined voting power of all stock of the Company. For purposes of determining ownership, the attribution rules of Section 318 of the Code shall be applied by substituting “five percent” for “fifty percent” in Section 318(a)(2) of the Code and the rules of Sections 414(b), 414(c) and 414(m) of the Code shall not apply. For purposes of the definition, the term “compensation” has the meaning given such term by Section 414(q)(4) of the Code. The determination of whether a Participant is a specified employee will be based on the normal specified employee identification date of the Company, such that if the Participant satisfies the definition of a specified employee at any time during the 12-month period ending on the Company’s specified employee identification date, the Participant will be treated as a specified employee if he or she has a separation from service during the 12-month period beginning on the Company’s specified employee effective date. This definition is intended to comply with the “specified employee” rules of Section 409A of the Code and shall be interpreted accordingly.
11.12    Receipt or Release. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan, the Plan Administrative Committee and the Participating Employer. The Plan Administrative Committee may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect (provided that, to the extent the Participating Employer or the Plan Administrative Committee require a Participant to execute a release, the release requirement shall be structured in a manner that complies with Code Section 409A). Such release, with the period for revoking same having already expired, must be provided to the Participating Employer on or after, but no later than sixty (60) days following, the event causing the payment to become due. If the Plan Administrative Committee requires a release pursuant to this Section 11.12 and the sixty (60) day period to execute the release and allow for the period to revoke same to expire extends over two calendar years, the payment in all events shall occur and be treated as paid in the later calendar year regardless of when the executed release is returned to the Plan Administrative Committee.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on this the 10th day of December, 2015.

AGCO CORPORATION
(the “Company”)

By:	/s/ Roger N. Batkin
Title:	Vice President and General Counsel

Appendix A

General Plan Information

(a)    Plan Name
AGCO Corporation Executive Nonqualified Defined Contribution Plan
(b)    Plan Sponsor
AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096-2563
(770) 813-9200

(c)    Employer Identification Number (EIN)
58-1960019
(d)    Plan Type
The Plan is a nonqualified defined contribution plan for the purpose of providing deferred compensation to a select group of management or highly compensated employees.
(e)    Plan Administrator
Plan Administrator, the Compensation Committee of AGCO Corporation
c/o AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096-2563
(770) 813-9200

(f)    Agent for Service of Legal Process
c/o AGCO Corporation
4205 River Green Parkway
Duluth, Georgia 30096-2563
(770) 813-9200
Attention: General Counsel

(g)    Plan Year
The calendar year.

Appendix B

ERISA Rights Statement

As participant in this Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

•
examine, without charge at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including collective bargaining agreements, and a copy of the latest Annual Report (Form 5500 series), if any, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration (f/k/a the Pension Welfare Benefits Administration).

•
obtain copies of all documents governing the operation of the Plan including collective bargaining agreements and copies of the latest Annual Report (Form 5500 series), if any, and an updated summary plan description, by making a written request to the Plan Administrator and paying a reasonable charge for the copies.

•	receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant under the Plan with a copy of this summary annual report.

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in your interest and in the interest of the other Plan participants and beneficiaries.
No one, including your employer, your union, or any other person may fire you or otherwise discriminate against you, in any way solely to prevent you from getting a benefit or exercising your rights under ERISA. If your claim for a benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest Annual Report from the Plan and do not receive them within thirty (30) days, you may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the documents and pay you up to $110 a day until you receive them, unless they were not sent because of reasons beyond the control of the Plan Administrator.
If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If your suit is successful, the court may order the person you have sued to pay costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

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